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                                                                  EXHIBIT 23.2.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Caldera, Inc. of our report dated November 17, 2000 relating to the financial statements and financial statement schedule of The Server and Professional Services Groups, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




San Jose, California

December 15, 2000